Exhibit 99.1

Journey Medical Corporation Reports Second Quarter 2022 Financial Results and Recent Corporate Highlights

Second quarter 2022 net revenue increased 20% to $18.3 million versus the same quarter of 2021

DFD-29 Phase 3 studies 45% enrolled to date; 9 additional sites underway in Europe open to enrollment

Top-line data anticipated from the Phase 3 clinical program evaluating DFD-29 for the treatment of papulopustular rosacea in the first half of 2023

Company to hold conference call on August 9, 2022 at 4:30 p.m. ET

Scottsdale, AZ – August 9, 2022 – Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical” or the “Company”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the second quarter and six months ended June 30, 2022.

Claude Maraoui, Journey Medical’s Co-Founder, President, and Chief Executive Officer said, “We generated net revenues of $18.3 million in the second quarter of 2022, which represents an increase of 20% from the same quarter last year. Additionally, the settlement agreements executed with Padagis US LLC (“Padagis”) earlier this quarter assisted in solidifying Journey Medical’s exclusivity of our three newest products, QBREXZA®, AMZEEQ® and ZILXI®, and provide a clear pathway that we expect will allow us to grow the sales of these products for years to come.”

“Enrollment in our two DFD-29 Phase 3 studies is progressing well in the U.S. and we are currently enrolling patients in Europe. Looking ahead, we expect to announce top-line data from our DFD-29 program for the treatment of papulopustular rosacea in the first half of 2023. A New Drug Application (“NDA”) filing is subsequently expected in the second half of 2023. We also anticipate launching an additional product in the second half of 2022, which will be Journey Medical’s tenth marketed dermatology product,” concluded Mr. Maraoui.

Financial Results:

•	Net revenues were $18.3 million for the second quarter of 2022, compared to net revenues of $15.3 million for the second quarter of 2021, representing 20% growth versus the second quarter of 2021. The 20% growth was limited due to reduced revenue from Targadox® and its authorized generic as a result of continued generic competition and supply chain delays causing a backorder for the XIMINO® and EXELDERM® brands. The supply chain delays have been resolved as of July and product orders are now being fulfilled.

•	Selling, general and administrative expenses were $15.2 million for the second quarter of 2022, compared to $7.8 million for the second quarter of 2021, with the increase primarily resulting from the expansion of the salesforce from 42 to 84 sales representatives, marketing expense related to the expanded product portfolio of four products (ACCUTANE®, QBREXZA, AMZEEQ and ZILXI) and public company costs.

•	Research and development costs were $2.6 million in the second quarter of 2022, compared to $29,000 in the second quarter of 2021, reflecting ongoing clinical trial expenses to develop DFD-29. These expenses will increase with the ongoing enrollment of additional patients in the two Phase 3 trials.

•	Net loss was $7.5 million, or $0.43 per share basic and diluted, for the second quarter of 2022, compared to a net loss of $11.9 million, or $1.30 basic and diluted per share, for the second quarter of 2021.

•	Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) was $(2.6) million, or $(0.15) per share basic and diluted, for the second quarter of 2022, compared to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) of $(11.5) million, or $(1.25) per share basic and diluted, for the second quarter of 2021. Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) and Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) per share basic and diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below, under the heading “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)).”

•	At June 30, 2022, cash and cash equivalents totaled $38.1 million, compared to $49.1 million on December 31, 2021.

Recent Corporate Highlights:

•	In March 2022, the first patient was dosed in the Phase 3 clinical program of DFD-29 for the treatment of papulopustular rosacea. Topline data are anticipated in the first half of 2023 with an NDA filing expected in the second half of 2023.

•	In May 2022, Journey Medical entered into three separate settlement agreements (the “Settlement Agreements”) with Padagis for the patent infringement lawsuits that we filed to enforce the patents covering QBREXZA, AMZEEQ, and ZILXI. Pursuant to the terms of the Settlement Agreements, Padagis is prohibited from launching generic versions of QBREXZA, AMZEEQ and ZILXI until August 15, 2030, July 1, 2031, and April 1, 2027, respectively.

•	Additionally in May 2022, Journey Medical received notice from its exclusive out-licensing partner in Japan, Maruho Ltd. (“Maruho”), that its commercial launch of Rapifort (Japanese equivalent of QBREXZA), which was recently approved in Japan, was initiated in the second quarter of this year. Journey Medical began receiving royalty payments from Maruho of 10% of net sales of Rapifort in Japan in the second quarter.

•	In August 2022, $5.0 million was drawn from the Company’s term loan facility with East West Bank. The additional $5.0 million is part of the Company’s operating plan supporting the DFD-29 clinical program and additional working capital.

•	Regarding the previously disclosed cybersecurity breach, which resulted in losses of $9.5 million, the Company has received some encouraging news from the FBI, who along with the Department of Homeland Security, has been conducting the investigation. They have alerted Journey Medical that they have been able to seize a significant amount of cryptocurrency associated with the breach and will soon begin the liquidation process of the funds for their eventual return to Journey Medical. The Company is not yet able to estimate the exact amounts it may receive. Under the current timetable it will take some time to complete this process.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast at 4:30 p.m. ET on August 9, 2022.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10169666/f3cc96d568. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets nine products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials, including disruptions that may result from hostilities in Europe; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; potential recovery of funds lost from previously disclosed cyber security breaches; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 28, 2022, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and Bill Begien

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands except for share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$38,142	$49,081
Accounts receivable, net of reserves	28,671	23,112
Inventory	16,053	9,862
Prepaid expenses and other current assets	1,035	2,438
Total current assets	83,901	84,493

Intangible assets, net	29,440	12,552
Operating lease right-of-use asset, net	45	89
Other assets	110	150
Total assets	$113,496	$97,284

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,750	$22,812
Due to related party	357	641
Accrued expenses	19,368	22,733
Accrued interest	77	-
Income taxes payable	12	8
Line of credit	-	812
Deferred cash payment (net of discount of $141)	4,859	-
Installment payments – licenses, short-term	2,628	4,510
Operating lease liabilities	49	98
Total current liabilities	60,100	51,614

Term loan (net of debt discount of $207)	14,793	-
Installment payments – licenses, long-term	3,808	3,627
Total liabilities	78,701	55,241

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 11,556,493 and 11,316,344 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1	1
Additional paid-in capital	82,573	80,915
Accumulated deficit	(47,780)	(38,874)
Total stockholders' equity	34,795	42,043
Total liabilities and stockholders' equity	$113,496	$97,284

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$18,235	$15,288	$39,031	$26,007
Other revenue	56	-	2,556	-
Total Revenue	18,291	15,288	41,587	26,007

Operating expenses
Cost of goods sold – product revenue	7,633	7,484	15,836	11,392
Research and development	2,609	29	3,875	29
Research and development - licenses acquired	-	13,743	-	13,743
Selling, general and administrative	15,191	7,795	29,906	14,021
Total operating expenses	25,433	29,051	49,617	39,185
Loss from operations	(7,142)	(13,763)	(8,030)	(13,178)

Other expense
Interest income	(4)	-	(7)	-
Interest expense	454	1,342	843	1,563
Change in fair value of derivative liability	-	182	-	182
Total other expense	450	1,524	836	1,745
Loss before income taxes	(7,592)	(15,287)	(8,866)	(14,923)

Income tax (benefit) expense	(64)	(3,422)	40	(3,326)
Net Loss	$(7,528)	$(11,865)	$(8,906)	$(11,597)

Net loss per common share:
Basic and diluted	$(0.43)	$(1.30)	$(0.51)	$(1.27)
Weighted average number of common shares:
Basic and diluted	17,455,894	9,161,333	17,386,538	9,159,841

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA (Adjusted Operating Net Income (loss)), Adjusted Operating Net Income (loss) per share basic and Adjusted Net Income (loss) per share diluted. We define Adjusted EBITDA (Adjusted Operating Net Income (loss)) as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash items, namely, share-based compensation expense, amortization of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, as more fully described as follows:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude costs associated with non-core and short-term related research and development because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy.

•	Amortization of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted Operating Net Income (loss) per share basic and Adjusted Net Income (loss) per share diluted are determined by dividing the resulting Adjusted EBITDA (Adjusted Operating Net Income (loss)) by the number of shares outstanding on an actual and fully diluted basis.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBTIDA (Adjusted Operating Net Income (loss)), Adjusted Operating Net Income (loss) per share basic, Adjusted Net Income (loss) per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss))

(Dollars in thousands except for share and per share amounts)

	Three-month periods ended		Six-month periods ended
	June 30,		June 30,
	2022	2021	2022	2021
GAAP Net Loss	$(7,528)	$(11,865)	$(8,906)	$(11,597)

EBITDA:
Interest	450	1,342	836	1,563
Taxes	(64)	(3,422)	40	(3,326)
Depreciation	-	-	-	-
Amortization of acquired intangible assets	1,017	741	2,034	1,325
EBITDA	(6,125)	(13,204)	(5,996)	(12,035)

Non-GAAP Adjusted EBITDA (Adjusted Operating Net loss):
Share-based compensation	774	11	1,547	33
Change in fair value of derivative liabilities	-	182	-	182
Inventory step-up expense	171	1,238	311	1,238
R&D	2,609	29	3,875	29
Severance	-	260	-	260
Non-GAAP Adjusted EBITDA (Adjusted Operating Net loss)	$(2,571)	$(11,484)	$(263)	$(10,293)

Net loss per common share:
GAAP Net loss	$(0.43)	$(1.30)	$(0.51)	$(1.27)
Non-GAAP Net loss	$(0.15)	$(1.25)	$(0.02)	$(1.12)
Weighted average number of common shares:
Basic and diluted	17,455,894	9,161,333	17,386,538	9,159,841

Our Net loss for the three and six-month periods ended June 30, 2021, includes $13.7 million of expense related to our in-process R&D acquired license, which includes the fair value related to our R&D license non-cash contingent payment of $3.7 million.